☐初审程序　☐中止程序
☒实审程序

延 长 期 限 请 求 书

请按照本表背面"填表注意事项"正确填写本表各栏　　SP2000001CA

① 专利或专利申请	申请号或专利号 00103077.9　　申请日 2000 年 2 月 28 日
	发明创造名称　脱除废营养素的方法和生物反应器系统
	申请人　爱科索环保工程技术公司

②请求内容：

☐根据专利法实施细则第七条第三款规定，对上述专利申请或专利的指定期限请求延长。
☒根据专利法实施细则第八十六条第三款规定，对上述专利申请或专利的中止程序请求延长。

③ 请求延长期限名称	期限截止日期	要求延长的时间（以月计算）
第一次审查意见通知书规定的限期	2004 年 8 月 2 日	两个月

④请求延长期限的理由：

因申请人变更，导致变更后的申请人接到"一通"时间向后延迟，故请求延长"一通"规定的期限，请批准。

⑤附件清单

⑥申请人（请求人）或代理机构签章

⑦专利局处理意见

邮政编码:110013
辽宁省沈阳市沈河区西顺城街66号60甲
沈阳科威专利代理有限责任公司
王勇

发文日期

2004年7月16日

申请号:001030779

申请人:毛华中

发明创造名称:脱除废营养素的方法和生物反应器系统

手续合格通知书

上述专利申请,申请人于 2004年02月19日提交的著录项目申报书,经审查,符合专利法第十条及其实施细则第一百一十八条第二款中有关规定,并且申请人在细则第九十七条规定的期限内,按细则第九十条规定,缴纳了著录项目变更费,准予变更。

现将准予变更的内容通知如下:

变更项目:申请人、申请人地址
变更前:
申请人名称:毛华中
申请人地址:加拿大阿尔伯塔省
变更后:
申请人名称:爱科索环保工程技术公司
申请人地址:开曼群岛,乔治敦1350信箱,伏特(FORT)街75号

根据专利法第十条和专利法实施细则第八十九条规定,申请权、专利权的转移的变更情况将在20卷33号专利公报上予以公告。

审查员:康毅　　　　审查部门:初审及流程管理部

中华人民共和国国家知识产权局 专利审查业务章

2004年7月6日